SIXTH AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

This Sixth Amendment (this "Amendment"), effective January 1, 2020, is made to the Expense Limitation Agreement by and between Great-West Funds, Inc. ("Great-West Funds") and Great-West Capital Management, LLC (the "Adviser").

WHEREAS, Great-West Funds and Adviser are parties to an Expense Limitation Agreement, dated May 1, 2017, as amended on August 1, 2017, January 4, 2018, May 17, 2018, September 10, 2018, and May 1, 2019 (the "Agreement") with respect to the funds included in Schedule A attached hereto; and

WHEREAS, pursuant to Section 3.4 of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC
Attest: /s/ Ryan L. Logsdon		By:	/s/ Scott C. Sipple

Name: Ryan L. Logsdon		Name:	Scott C. Sipple
Title:	Vice President, Counsel	Title:	President & Chief Executive Officer
& Secretary
GREAT-WEST FUNDS, INC.
Attest: /s/ Ryan L. Logsdon		By:	/s/ Mary C. Maiers

Name: Ryan L. Logsdon		Name:	Mary C. Maiers
Title:	Vice President, Counsel	Title:	Chief Financial Officer & Treasurer
& Secretary
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SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

The initial term ends on April 30, 2018 for all Funds with the exception of the Great-West Inflation- Protected Securities Fund, the Great-West Core Strategies: U.S. Equity Fund, the Great-West Core Strategies: International Equity Fund, the Great-West Core Strategies: Flexible Bond Fund, the Great-West Core Strategies: Inflation-Protected Securities Fund, and the Great-West Core Strategies: Short Duration Bond Fund.

For the Great-West Inflation-Protected Securities Fund the initial term ends on April 30, 2019.

For the Great-West Core Strategies: U.S. Equity Fund, the Great-West Core Strategies: International Equity

Fund, the Great-West Core Strategies: Flexible Bond Fund, the Great-West Core Strategies: Inflation-

Protected Securities Fund and the Great-West Core Strategies: Short Duration Bond Fund the initial term ends on August 28, 2019.

For the Great-West Emerging Markets Equity Fund the initial term ends on April 30, 2020.

Fund	Expense Limitation Amount

Great-West Ariel Mid Cap Value Fund - Institutional Class, Investor Class	0.70% of the average daily net assets
and Class L Shares
Great-West Bond Index Fund - Institutional Class, Investor Class and	0.15% of the average daily net assets
Class L Shares
Great-West Core Bond Fund - Institutional Class, Investor Class and Class	0.35% of the average daily net assets
L Shares
Great-West Core Strategies: Flexible Bond Fund - Institutional Class,	0.45% of the average daily net assets
Investor Class and Class L Shares
Great-West Core Strategies: Inflation-Protected Securities Fund -	0.35% of the average daily net assets
Institutional Class, Investor Class and Class L Shares
Great-West Core Strategies: International Equity Fund - Institutional	0.65% of the average daily net assets
Class, Investor Class and Class L Shares
Great-West Core Strategies: Short Duration Bond Fund - Institutional	0.25% of the average daily net assets
Class, Investor Class and Class L Shares
Great-West Core Strategies: U.S. Equity Fund - Institutional Class,	0.55% of the average daily net assets
Investor Class and Class L Shares
Great-West Emerging Markets Equity Fund - Institutional Class, Investor	0.88% of the average daily net assets
Class and Class L Shares
Great-West Global Bond Fund - Institutional Class, Investor Class and	0.66% of the average daily net assets
Class L Shares
Great-West Inflation-Protected Securities Fund - Institutional Class,	0.35% of the average daily net assets
Investor Class and Class L Shares
Great-West International Growth Fund - Institutional Class, Investor Class	0.85% of the average daily net assets
and Class L Shares
Great-West International Index Fund - Institutional Class, Investor Class	0.32% of the average daily net assets
and Class L Shares
Great-West International Value Fund - Institutional Class, Investor Class	0.72% of the average daily net assets
and Class L Shares
Great-West Invesco Small Cap Value Fund - Institutional Class, Investor	0.83% of the average daily net assets
Class and Class L Shares
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Fund	Expense Limitation Amount

Great-West Large Cap Growth Fund - Institutional Class, Investor Class	0.65% of the average daily net assets
and Class L Shares
Great-West Loomis Sayles Small Cap Value Fund - Institutional Class,	0.74% of the average daily net assets
Investor Class and Class L Shares
Great-West Mid Cap Value Fund - Institutional Class, Investor Class and	0.80% of the average daily net assets
Class L Shares
Great-West Multi-Sector Bond Fund - Institutional Class, Investor Class	0.55% of the average daily net assets
and Class L Shares
Great-West Putnam High Yield Bond Fund - Institutional Class, Investor	0.75% of the average daily net assets
Class and Class L Shares
Great-West Real Estate Index Fund – Institutional Class, Investor Class	0.35% of the average daily net assets
and Class L Shares
Great-West S&P 500® Index Fund - Institutional Class, Investor Class and	0.23% of the average daily net assets
Class L Shares

Great-West S&P Mid Cap 400® Index Fund - Institutional Class, Investor	0.20% of the average daily net assets
Class and Class L Shares

Great-West S&P Small Cap 600® Index Fund - Institutional Class,	0.21% of the average daily net assets
Investor Class and Class L Shares

Great-West Short Duration Bond Fund - Institutional Class, Investor Class	0.25% of the average daily net assets
and Class L Shares

Great-West Small Cap Growth Fund - Institutional Class, Investor Class	0.84% of the average daily net assets
and Class L Shares

Great-West T. Rowe Price Mid Cap Growth Fund - Institutional Class,	0.67% of the average daily net assets
Investor Class and Class L Shares

Great-West U.S. Government Securities Fund - Institutional Class,	0.25% of the average daily net assets
Investor Class and Class L Shares

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